Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 79 to Registration Statement No. 002-74452 on Form N-1A of our report dated February 18, 2015 relating to the financial statements and financial highlights of BlackRock Government Money Market V.I. Fund (formerly BlackRock Money Market V.I. Fund) one of the funds constituting BlackRock Variable Series Funds, Inc., (the “Company”), appearing in the Annual Report on Form N-CSR of the Company for the year ended December 31, 2014. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

August 31, 2015